                                WARRANT AGREEMENT

         WARRANT AGREEMENT, dated as of _________, 1999, between GEN TRAK, INC., a Pennsylvania corporation (the "Company"), and STOCKTRANS, INC., as Warrant Agent (the "Warrant Agent").

         WHEREAS, the Company proposes to issue up to 1,495,000 Warrants, each such Warrant entitling the holder thereof to purchase one share of the Company's Common Stock, $.01 par value per share (the shares of Common Stock issuable on exercise of the Warrants or other securities which may hereafter be issuable upon such exercise being referred to herein as the "Warrant Shares"), in connection with a public offering (the "Offering") by the Company pursuant to a Registration Statement (the "Registration Statement") on Form SB-2 (File No. 333-69724), filed with the Securities and Exchange Commission and effective at 10:00 a.m. this date (the "Effective Date);

         WHEREAS, the Company proposes to issue certificates evidencing the Warrants (such certificates when issued being hereinafter called the "Warrant Certificates") promptly following the Effective Date;

         WHEREAS, the Company desires the Warrant Agent, and the Warrant Agent agrees, to act on behalf of the Company in connection with the issuance, exercise, division, transfer, exchange, replacement, redemption and surrender of the Warrants;

         NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the Company and the Warrant Agent hereby agree as follows:


                                    ARTICLE I
                      DISTRIBUTION OF WARRANT CERTIFICATES


         Section 1.1 Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act on behalf of the Company in accordance with the instructions hereinafter set forth, and the Warrant Agent hereby accepts such appointment.

         Section 1.2 Form of Warrant Certificates. The Warrant Certificates shall be issued in registered form only and, together with the purchase and assignment forms to be printed on the reverse thereof, shall be substantially in the form of Exhibit A hereto. In addition, the Warrant Certificates may have such letters, numbers or other marks of identification or designations and such legends, summaries or endorsements stamped, printed, lithographed or engraved thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as, in any particular case, may be required in the opinion of counsel for the Company to comply with any law or with any rule or regulation of any regulatory authority or agency, or to conform to customary usage.

         Section 1.3 Execution of Warrant Certificates. The Warrant Certificates shall be executed on behalf of the Company by its Chairman of the Board, President, Chief Executive Officer or any Vice President and by its Secretary or Assistant Secretary, either manually or by facsimile signature printed thereon. The Warrant Certificates shall be countersigned and dated the date of countersignature by the Warrant Agent and shall not be valid for any purpose unless so countersigned and dated. In case any authorized officer of the Company who shall have signed any of the Warrant Certificates shall cease to be such officer of the Company either before or after delivery thereof by the Company to the Warrant Agent, the signature of such person on such Warrant Certificates, nevertheless, shall be valid and such Warrant Certificates may be countersigned by the Warrant Agent and issued and delivered to those persons entitled to receive the Warrants represented thereby with the same force and effect as though the person who signed such Warrant Certificates had not ceased to be such officer of the Company.

         Section 1.4 Registration. Upon consummation of the Offering, the Company shall deliver to the Warrant Agent an adequate supply of Warrant Certificates executed on behalf of the Company as provided in Section 1.3 hereof.

         The Warrant Agent shall maintain books for the transfer and registration of the Warrant Certificates. The Warrant Certificates shall be numbered and shall be registered in a warrant register (the "Warrant Register") as they are issued. Each of the Company and the Warrant Agent shall be entitled to treat the registered owners (therein called "Holders") of the Warrant Certificates as the owners in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Warrant Certificates on the part of any other person, and shall not be liable for any registration or transfer of Warrant Certificates which are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with the actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration of transfer, or with the knowledge of such facts that the Company's or the Warrant Agent's (as the case may be) participation therein amounts to bad faith.

         Section 1.5 Transfer of Warrants. The Warrants shall be separately transferable beginning on the 180th day after the Effective Date or such earlier date as may be designated by the Underwriter of the offering of the Warrants pursuant to the Registration Statement, Barron Chase Securities, Inc., in writing to the Warrant Agent. The Warrant Certificates shall be transferable only on the books of the Company maintained at the office of the Warrant Agent in Ardmore, Pennsylvania (or such other office as the Warrant Agent may designate by Notice to the Company), upon delivery thereof duly endorsed by the Holder or by his duly authorized attorney-in-fact or representative, or accompanied by proper evidence of succession, assignment or authority to transfer, which endorsement shall be guaranteed by a commercial bank (not savings bank or a savings and loan association) or trust company located in the United States or by a broker or dealer which is a member of a registered national securities exchange or the National Association of Securities Dealers, Inc. (the "NASD") (herein "Guaranteed"). In all cases of transfer by an attorney-in-fact, the original power of attorney, duly approved, or a copy thereof, duly certified, shall be deposited and remain with the Warrant Agent. In case of transfer by executors, administrators, guardians or other legal representatives, duly authenticated evidence of their authority shall be produced, and may be required to be deposited and remain with the Warrant Agent in its discretion. The Company and the Warrant Agent shall have the sole discretion to determine the validity and appropriateness of all documentation related to any such transfer, and in the event of a dispute between them, the Company's decision shall prevail.

                                   ARTICLE II
                 WARRANT EXERCISE PRICE AND EXERCISE OF WARRANTS


         Section 2.1 Exercise Price. Each Warrant shall, when duly signed on behalf of the Company and countersigned by the Warrant Agent, each as set forth in Section 1.3 hereof, entitle the registered holder thereof, subject to the provisions of Article III hereof, to purchase from the Company on or before 5:00 p.m., New York City, New York Time, on or prior to ________ 2004, or such other date as may be determined pursuant to Section 2.2(a) hereof, one share of Common Stock for each Warrant evidenced thereby, at the purchase price of $6.00 per share or such adjusted number of shares at such adjusted purchase price as may be established from time to time pursuant to the provisions of Article IV hereof (the "Warrant Exercise Price"), in each case payable in full in good funds at the time of exercise of such Warrant.

         Section 2.2 Exercisability of Warrants and Registration of Warrant Shares. Each Warrant may be exercised at any time after the warrants became separately transferrable in accordance with Section 1.5 hereof, provided that the Warrant Shares issuable upon exercise are, on the date of exercise, effectively registered under the Securities Act of 1933, as amended (the "Securities Act"), and such other action as may be required by Federal or state law relating to the issuance or distribution of securities shall have been taken, until 5:00 p.m., New York City, New York Time, on the earlier of (x) ________, 2004, or (y) the Redemption Date (as defined in Section 3.3) with respect to such Warrant. The term "Warrant Exercise Deadline" as used in this Agreement shall mean the latest time and date at which the Warrants may be exercised. After the Warrant Exercise Deadline, any unexercised Warrants will be void and all rights of the Holders of such unexercised Warrants shall cease. The Company agrees, from and after the effective date of the Registration Statement, to use its best efforts to file and have declared effective such post-effective amendments to the Registration Statement as may be necessary to make available a prospectus meeting the requirements of Section 10(a)(3) of the Securities Act, until the earlier of the date by which all Warrants are exercised or the Warrant Exercise Deadline, and the Company shall deliver copies of such prospectuses to the Warrant Agent with instructions to deliver a copy thereof to each person effecting the exercise of a Warrant with or prior to delivery of the Warrant Shares issuable upon such exercise. In addition, the Company shall notify the Warrant Agent of the filing of any post-effective amendment required by this
Section 2.2 and the Warrant Agent shall promptly notify each Holder of such filing. In the event that the effectiveness of the Registration Statement or any post-effective amendments thereto should lapse during the thirty day period prior to the Warrant Exercise Deadline, the Warrant Exercise Deadline shall be extended until the thirtieth day following the effectiveness of a Registration Statement applicable to the Warrant Shares issuable upon the exercise of such Warrants. The Company shall notify the Warrant Agent of any extension of the Warrant Exercise Deadline.

         Section 2.3 Procedure for Exercise of Warrants. During the period specified in and subject to the provisions of Section 2.2 hereof, Warrants may be exercised by surrendering the Warrant Certificates representing such Warrants to the Warrant Agent at 7 E. Lancaster Avenue, Ardmore, Pennsylvania 19003, or such other office as may be designated from time to time by the Warrant Agent (its "Principal Office"), with the election to purchase form set forth on the reverse of the appropriate Warrant Certificate duly completed and executed, with signatures Guaranteed, accompanied by payment in full for the account of the Company of the Warrant Exercise Price, in effect at the time of such exercise, together with payment in full of such taxes as are specified in Section 7.1 hereof, for each share of Common Stock with respect to which such Warrants are being exercised. Such amounts shall be paid in full by check or money order payable in United States currency to the order of the Company and such payment shall be received and accepted by the Company subject to collection. The date on which Warrants are exercised in accordance with this Section 2.3 subject to collection of the Exercise Price is sometimes referred to herein as the Date of Exercise of such Warrants.

         Section 2.4 Issuance of Warrant Shares. As soon as practicable after the Date of Exercise of any Warrants, the Company shall issue a certificate or certificates for the number of full Warrant Shares to which the Holder of such exercised Warrants is entitled, registered in accordance with the instructions set forth in the election to purchase. All Warrant Shares shall be validly authorized and issued, fully paid and nonassessable, and free from all taxes, liens and charges created by the Company in respect of the issue thereof. Certificates representing such Warrant Shares shall be delivered by the Warrant Agent in such names and denominations as are required for delivery to, or in accordance with the instructions of, the Holder of such exercised Warrants and the Warrant Agent shall deliver such certificate to such Holder. Each person in whose name any such certificate for Warrant Shares is issued shall for all purposes be deemed to have become the holder of record of the Warrant Shares represented thereby on the Date of Exercise of the Warrants resulting in the issuance of such Warrant Shares, irrespective of the date of issuance or delivery of such certificate for Warrant Shares; provided, however, that if, at the date of the surrender of such Warrants and payment of the Exercise Price, the transfer books for the Warrant Shares or other class of securities issuable upon the exercise of the Warrants shall be closed, the certificates for the Warrant Shares or of such other class of securities shall be issuable as of the date on which such books shall next be opened (whether before or after the Expiration Date) and until such date the Company shall be under no duty to deliver any certificate for such Warrant Shares or for such other class of securities.

         Section 2.5 Certificates for Unexercised Warrants. In the event that less than all of the Warrants represented by a Warrant Certificate are exercised, the Warrant Agent shall countersign and mail, by first-class mail, within thirty (30) days of the Date of Exercise, to the Holder of such Warrant Certificate, or such other person as shall be designated in the election to purchase, a new Warrant Certificate representing the number of full Warrants not exercised. In no event shall a fraction of a Warrant be exercised, and in no event shall the Warrant Agent distribute Warrant Certificates representing fractions of Warrants under this or any other section of this Agreement.

         Section 2.6 Reservation of Shares. The Company shall at all times reserve and keep available for issuance upon the exercise of Warrants a number of authorized but unissued shares of its Common Stock, or such other securities for which the warrants may become exercisable pursuant to paragraph 4.1(a) hereof, that will be sufficient to permit the exercise in full of all outstanding Warrants. The transfer agent for the Company's Common Stock or such other securities, and every subsequent transfer agent for any shares of the Company's securities issuable upon the exercise of the Warrants, shall be irrevocably authorized and directed at all times to reserve such number of authorized shares as shall be requisite for such purpose. The Company shall keep a copy of this Agreement on file with the transfer agent for the Company's Common Stock or such other securities and with every subsequent transfer agent for any securities issuable upon the exercise of the Warrants. The Warrant Agent is hereby authorized to requisition from time to time from such transfer agent the stock certificates required to honor outstanding Warrants upon exercise thereof in accordance with the terms of this Agreement and the Company shall instruct such transfer agent to honor such requisitions. The Company will supply such transfer agent with duly executed stock certificates for such purposes and will provide or otherwise make available any cash which may be payable as provided in Section 4.3 hereof. All Warrant Certificates surrendered shall be canceled by the Warrant Agent and shall thereafter be delivered to the Company. After the Date of Exercise of any Warrants, no shares shall be subject to reservation in respect of such Warrants.

         Section 2.7 Disposition of Proceeds. The Warrant Agent shall, no later than the next business day after receipt, send to the Company all checks, money orders and other forms of payment received in respect of the exercise of Warrants.

                                   ARTICLE III
                             REDEMPTION OF WARRANTS


         Section 3.1 Redemption Price. The Company may, at its option, under the conditions and upon notice specified in Section 3.3 hereof, at any time beginning on the date on which the Warrants become separately transferable in accordance with Section 1.5 hereof, redeem all, or from time to time any portion of, the outstanding Warrants of either or both classes at a redemption price of $.10 per Warrant (such price being hereinafter referred to as the "Redemption Price"), at any time or from time to time before the Warrant Exercise Deadline.

         Section 3.2 Payment of Redemption Price. On or prior to the opening of business on each Redemption Date (as defined in Section 3.3 hereof), the Company shall deposit with the Warrant Agent funds in form reasonably satisfactory to the Warrant Agent sufficient to purchase all the Warrants which are to be redeemed on such Redemption Date. Payment of the Redemption Price shall be made by the Warrant Agent upon presentation and surrender of the Warrant Certificates representing such Warrants to the Warrant Agent at its Principal Office.

         Section 3.3  Notice of Redemption.

                  (a) Notice of Redemption shall be given by the Company or the Warrant Agent to all holders of the Warrants to be redeemed not less than thirty
(30) days prior to the date established by the Company for such redemption (the "Redemption Date"). Such notice shall be given by first class mail. If notice is to be given by the Warrant Agent, the Company shall notify the Warrant Agent at least one business day prior to the date which would be thirty (30) days from the Redemption Date. Each such notice of redemption shall specify the Redemption Date and the Redemption Price.

                  (b) The notice shall state that payment of the Redemption Price will be made by the Warrant Agent upon presentation and surrender of the Warrant Certificates representing such Warrants to the Warrant Agent at its Principal Office, and shall also state that the right to exercise the Warrants will terminate at 5:00 p.m., New York City, New York time, on the Redemption Date. Notwithstanding the foregoing, failure to mail the notice of redemption to any Holder, or any defect therein, shall not affect the validity of the redemption of the remaining Warrants but shall invalidate such call for redemption with respect to such Holder, to the extent Warrants owned by such Holder have been so called for redemption, unless it can be demonstrated that such Holder received actual notice of such redemption. The Company will also make prompt public announcement of such redemption by news release.

                  (c) Notwithstanding the foregoing, Notice of Redemption may only be given if, during the thirty (30) trading days ending within ten (10) calendar days before the date of the Notice of Redemption, the closing sale price for the Common Stock (if the Common Stock is listed on a national or regional exchange or the NASDAQ National Market System) or the closing high bid price for the Common Stock as quoted by NASDAQ (if the Common Stock is not listed on a national or regional exchange or NASDAQ National Market System) is an average of at least ten dollars ($10.00). The average price required by the previous sentence shall be adjusted as and when, and in proportion to, any adjustments in the exercise price of the Warrants made pursuant to Article VI below.


                                   ARTICLE IV
                        ADJUSTMENTS AND NOTICE PROVISIONS


         Section 4.1 Adjustments of Exercise Price and Number of Warrant Shares. The Exercise Price and the number and kind of securities issuable upon exercise of each Warrant shall be subject to adjustment from time to time upon the happening of certain events, as follows:

                  (a) In case the Company shall (i) issue any shares of its Common Stock, or make any other distribution of securities, to holders of shares of its Common Stock in respect of such shares, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (iv) reclassify its Common Stock so that shares thereof which were theretofore outstanding are changed or converted into other securities of the Company (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), the number (and, as appropriate, the nature) of Warrant Shares purchasable upon exercise of each Warrant immediately prior thereto shall be adjusted so that the Holder of each Warrant shall be entitled to receive the kind and number of shares or other securities of the Company which he would have owned or have been entitled to receive after the happening of any of the events described above, had such Warrant been exercised immediately prior to the happening of such event or any record date with respect thereof. An adjustment made pursuant to this paragraph (a) shall become effective immediately after the effective date of such event retroactive to immediately after the record date, if any, for such event.

                  (b) No adjustment in the number of Warrant Shares purchasable shall be required pursuant to this Article IV unless such adjustment would require an increase or decrease of at least one percent (1%) in the number of Warrant Shares purchasable upon the exercise of each Warrant; provided, however, that any adjustments which by reason of this paragraph (b) are not required to be made shall be carried forward and taken into account in any subsequent adjustment but not later than three years after the happening of the specified event or events. All calculations shall be made to the nearest tenth of a share. Anything in this Section 4.1 to the contrary notwithstanding, the Company shall be entitled, but shall not be required, to make such changes in the number of Warrant Shares purchasable upon the exercise of each Warrant, in addition to those required by this Section 4.1, as it in its discretion shall determine to be advisable in order that any dividend or distribution in shares of Common Stock, subdivision, reclassification or combination of shares of Common Stock, shall not result in any tax to the holders of its Common Stock or securities convertible into Common Stock.

                  (c) Whenever the number of Warrant Shares purchasable upon the exercise of Warrants is adjusted, as herein provided, the Warrant Exercise Price shall be adjusted by multiplying the Warrant Exercise Price in effect immediately prior to such adjustment by a fraction, of which the numerator shall be the number or Warrant Shares purchasable upon the exercise of each Warrant immediately prior to such adjustment, and of which the denominator shall be the number of Warrant Shares so purchasable immediately thereafter.

                  (d) For the purpose of this Section 4.1, the term "shares of Common Stock" shall mean (i) the class of stock designated as the Common Stock of the Company at the date of this Agreement or (ii) any other class of stock resulting from successive changes or reclassification of such shares consisting solely of changes in par value, or from no par value to par value, or from par value to no par value. In the event that at any time, as a result of an adjustment made pursuant to paragraph (a) above, the Holders shall become entitled to purchase any shares of capital stock of the Company other than shares of Common Stock, thereafter the number of such other shares so purchasable upon exercise of each Warrant, and the Warrant Exercise Price of such shares shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares of Common Stock contained in this Section 4.1, and the provisions of
Article II hereof, with respect to the Shares, shall apply on like terms to any such other shares.

                  (e) The Company may, at its option, at any time during the term of the Warrants, reduce the then current Warrant Exercise Price to any amount deemed appropriate by the Board of Directors of the Company.

                  (f) Whenever the number of Warrant Shares issuable upon the exercise of each Warrant or the Warrant Exercise Price is adjusted, as herein provided, the Company shall promptly notify the Warrant Agent of such adjustment or adjustments and the Warrant Agent shall promptly cause notice of such adjustment to be mailed by first class mail to the Holders of Warrants. The Company shall forthwith file in the custody of its Secretary at its principal office, and with the Warrant Agent, an Officer's Certificate showing the adjustments to the Warrant Exercise Price and the adjustment to the number of Warrant Shares issuable upon the exercise of such Warrants, setting forth in reasonable detail the facts requiring such adjustment, and such other facts as may be necessary to show the reason for and the manner of computing such adjustment. Each such Officer's Certificate shall be made available at all reasonable times for inspection by Holders of the Warrants. The Company may, at its option, mail, or direct the Warrant Agent to mail, a copy of such Officer's Certificate to each Holder of Warrants, and thereafter said Officer's Certificate shall be conclusive and shall be binding on each Holder of Warrants unless contested by such Holder by written notice to the Company within ten days after receipt of the Officer's Certificate by such Holder.

                  (g) Except as provided in this Section 4.1, no adjustment in respect of any dividends shall be made during the term of a Warrant or upon the exercise of a Warrant.

                  (h) In case of any consolidation of the Company with or merger of the Company with or into another corporation or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, the Company or such successor or purchasing corporation (or an affiliate of such successor or purchasing corporation), as the case may be, shall agree that each Holder shall have the right thereafter, upon payment of the Warrant Exercise Price in effect immediately prior to such action, to purchase upon exercise of each Warrant the kind and amount of shares and other securities and property (including cash) which he would have owned or have been entitled to receive after the happening of such consolidation, merger, sale or conveyance had such Warrant been exercised immediately prior to such action. The provisions of this paragraph (h) shall similarly apply to successive consolidations, mergers, sales or conveyances.

                  (i) Notwithstanding any adjustment in the Warrant Exercise Price or the number or kind of shares purchasable upon the exercise of the Warrants pursuant to this Agreement, certificates for Warrants issued prior or subsequent to such adjustment may continue to express the same price and number and kind of Warrant Shares as are initially issuable pursuant to this Agreement.

         Section 4.2 Exercise Price Not Less Than Par Value. In no event shall the Warrant Exercise Price be adjusted below the par value per share of the Common Stock.

         Section 4.3 Fractional Shares. The Company shall not be required upon the exercise of any Warrant to issue fractional shares of Common Stock which may result from adjustments in accordance with this Article IV to the Warrant Exercise Price or number of shares of Common Stock purchasable under each Warrant. The number of full shares of Common Stock which shall be deliverable upon exercise shall be computed based on the number of shares deliverable in exchange for the aggregate number of Warrants exercised. The Holder of each Warrant Certificate, by such Holder's acceptance of the Warrant Certificate, expressly waives any right to receive any fractional share of Common Stock upon exercise of the Warrants. The Company shall pay a cash adjustment in lieu of fractional shares based upon the market value of a share of Common Stock on the business day next preceding the date of such exercise. For the purposes of this
Section 4.3, the market value per share of Common Stock at any date shall mean the closing high bid price for the Common Stock reported on NASDAQ on the preceding trading day, or closing sale price of the Common Stock if it is then listed on an exchange or traded on the NASDAQ National Market System. If no such closing bid or sales price for the Common Stock is available, market value shall be an amount determined in good faith by the Board of Directors of the Company.

                                    ARTICLE V
                       OTHER PROVISIONS RELATING TO RIGHTS
                       OF HOLDERS OF WARRANT CERTIFICATES


         Section 5.1 Rights of Warrant Holders. No Warrant Certificate shall entitle the registered holder thereof to any of the rights of a stockholder of the Company, including, without limitation, the right to vote, to receive dividends and other distributions, to receive any notice of, or to attend, meetings of stockholders or any other proceedings of the Company.

         Section 5.2 Lost, Stolen, Mutilated or Destroyed Warrant Certificates. If any Warrant Certificate shall be mutilated, lost, stolen or destroyed, the Company in its discretion may direct the Warrant Agent to execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Warrant Certificate, or in lieu of or in substitution for a lost, stolen or destroyed Warrant Certificate, a new Warrant Certificate for the number of Warrants represented by the Warrant Certificate so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such Warrant Certificate, and of the ownership thereof, and indemnity and other documentation, if requested, all satisfactory to the Company and the Warrant Agent. Applicants for such substitute Warrant Certificates shall also comply with such other reasonable regulations and pay such other reasonable charges incidental thereto as the Company or Warrant Agent may prescribe. Any such new Warrant Certificate shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant Certificate shall be at any time enforceable by anyone.


                                   ARTICLE VI
                    SPLIT UP, COMBINATION, EXCHANGE, TRANSFER
                    AND CANCELLATION OF WARRANT CERTIFICATES


         Section 6.1 Split Up, Combination, Exchange and Transfer of Warrant Certificates. After the Warrant Certificates become separately transferable and prior to the Exercise Deadline, Warrant Certificates, subject to the provisions of Section 6.2, may be split up, combined or exchanged for other Warrant Certificates representing a like aggregate number of Warrants or may be transferred in whole or in part. Any Holder desiring to split up, combine or exchange a Warrant Certificate or Warrant Certificates shall make such request in writing delivered to the Warrant Agent at its Principal Office and shall surrender the Warrant Certificate or Warrant Certificates so to be split up, combined or exchanged at said office. Subject to any applicable laws, rules or regulations restricting transferability, any restriction on transferability that may appear on a Warrant Certificate in accordance with the terms hereof, or any "stop-transfer" instructions the Company may give to the Warrant Agent to implement any such restriction (which instructions the Company is expressly authorized to give), transfer of outstanding Warrant Certificates may be effected by the Warrant Agent from time to time upon the books of the Company to be maintained by the Warrant Agent for that purpose, upon a surrender of the Warrant Certificate to the Warrant Agent at its Principal Office, with the assignment form set forth in the Warrant Certificate duly executed and with the signatures set forth on such assignment form Guaranteed. Upon any such surrender for split up, combination, exchange or transfer, the Warrant Agent shall execute and deliver to the person entitled thereto a Warrant Certificate or Warrant Certificates, as the case may be, as so requested. The Warrant Agent shall not be required to effect any split up, combination, exchange or transfer which will result in the issuance of a Warrant Certificate evidencing a fraction of a Warrant. The Warrant Agent shall not be required (i) to issue, register the transfer of or exchange any Warrant during a period beginning at the opening of business 5 days before the day of the mailing by the Warrant Agent of a Notice of Redemption of Warrants selected for redemption under Section 3.1 and ending at the close of business on the day of such mailing, or (ii) to register the transfer of or exchange any Warrant so selected for redemption in whole or in part, except, in the case of any Warrant Certificate to be redeemed in part, the portion thereof not to be redeemed. The Warrant Agent may require the holder to pay a sum sufficient to cover any tax, governmental charge, or other reasonable charges incidental thereto, that may be imposed as prescribed in connection with any split up, combination, exchange or transfer of Warrant Certificates prior to the issuance of any new Warrant Certificate.

         Section 6.2 Cancellation of Warrant Certificates. Any Warrant Certificate surrendered upon the exercise of Warrants or for split up, combination, exchange or transfer, or purchased or otherwise acquired by the Company, shall be canceled and shall not be reissued by the Company; and except as provided in Sections 2.5 and/or 2.6 in case of the exercise of less than all of the Warrants evidenced by a Warrant Certificate or as set forth in Section 6.l in case of a split up, combination, exchange or transfer, no Warrant Certificate shall be issued hereunder in lieu of such canceled Warrant Certificate. Any Warrant Certificate so canceled shall be destroyed by the Warrant Agent unless otherwise directed by the Company.


                                   ARTICLE VII
                        PROVISIONS CONCERNING THE WARRANT
                             AGENT AND OTHER MATTERS

         Section 7.1 Payment of Taxes and Charges. The Company will from time to time promptly pay to the Warrant Agent, or make provisions satisfactory to the Warrant Agent for the payment of, all taxes and charges that may be imposed by the United States or any state upon the Company or the Warrant Agent in connection with the issuance or delivery of shares of Common Stock upon the exercise of any Warrants. Any transfer taxes in connection with the issuance of Warrant Certificates or certificates for shares of Common Stock in any name other than that of the Holder of the Warrant Certificate surrendered shall be paid by such Holder; and, in such case, the Company shall not be required to issue or deliver any Warrant Certificate or certificate for shares of Common Stock until such taxes shall have been paid or it has been established to the Company's satisfaction that no tax is due.


         Section 7.2 Resignation or Removal of Warrant Agent. The Warrant Agent may resign its duties and be discharged from all further duties and liabilities hereunder after giving at least 30 days' notice in writing to the Company, except that such shorter notice may be given as the Company shall, in writing, accept as sufficient. Upon comparable notice to the Warrant Agent, the Company may remove the Warrant Agent; provided, however, that in such event the Company shall appoint a new Warrant Agent, as hereinafter provided, and the removal of the Warrant Agent shall not be effective until a new Warrant Agent has been appointed and has accepted such appointment. If the office of Warrant Agent becomes vacant by resignation or incapacity to act or otherwise, the Company shall appoint in writing a new Warrant Agent. If the Company shall fail to make such appointment within a period of 30 days after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Warrant Agent or by the Holder of any Warrant Certificate, then the Holder of any Warrant Certificate may apply to any court of competent jurisdiction for the appointment of a new Warrant Agent. Any new Warrant Agent, whether appointed by the Company or by such a court, must have full legal right and authority to act as warrant agent and shall be reasonably acceptable to the Company. Any new Warrant Agent appointed hereunder shall execute, acknowledge and deliver to the former Warrant Agent last in office, and to the Company, an instrument accepting such appointment under substantially the same terms and conditions as are contained herein, and thereupon such new Warrant Agent without any further act or deed shall become vested with the rights, powers, duties and responsibilities of the Warrant Agent and the former Warrant Agent shall cease to be the Warrant Agent; but if, for any reason, it becomes necessary or expedient to have the former Warrant Agent execute and deliver any further assurance, conveyance, act or deed, the same shall be done at the reasonable expense of the Company and shall be legally and validly executed and delivered by the former Warrant Agent.

         Section 7.3 Notice of Appointment. Not later than the effective date of the appointment of a new Warrant Agent the Company shall cause notice thereof to be mailed to the former Warrant Agent and the transfer agent for the Company's Common Stock, and shall forthwith cause a copy of such notice to be mailed to each Holder of a Warrant Certificate. Failure to mail such notice, or any defect contained herein, shall not affect the legality or validity of the appointment of the successor Warrant Agent.

         Section 7.4 Merger of Warrant Agent. Any entity into which the Warrant Agent may be merged or with which it may be consolidated or any entity resulting from any merger or consolidation to which the Warrant Agent shall be a party, shall be the successor Warrant Agent under this Agreement without further act, provided that such entity would be eligible for appointment as a successor Warrant Agent under the provisions of Section 7.2 hereof. Any such successor Warrant Agent may adopt the prior countersignature of any predecessor Warrant Agent and distribute Warrant Certificates countersigned but not distributed by such predecessor Warrant Agent, or may countersign the Warrant Certificates in its own name.

         Section 7.5 Company Responsibilities. The Company agrees that it shall
(i) pay the Warrant Agent remuneration for its services as Warrant Agent hereunder as set forth in a separate agreement or pursuant to Schedules adopted by the Warrant Agent and the Company from time to time, (ii) reimburse the Warrant Agent upon demand for all expenses, advances, and expenditures that the Warrant Agent may reasonably incur in the execution of its duties hereunder;
(iii) provide the Warrant Agent, upon request, with sufficient funds to pay any cash due pursuant to Section 4.3 upon exercise of Warrants; and (iv) perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all further and other acts, instruments and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing by the Warrant Agent of the provisions of this Agreement.

         Section 7.6 Purchase of Warrants by the Company. The Company shall have the right, except as limited by law, other agreement or herein, to purchase or otherwise acquire Warrants at such times, in such manner and for such consideration as it may deem appropriate and as is acceptable to the seller of such Warrants.

         Section 7.7 Certificate for the Benefit of Warrant Agent. Whenever in the performance of its duties under this Agreement the Warrant Agent shall deem it necessary or desirable that any matter be proved or established or that any instructions with respect to the performance of its duties hereunder be given by the Company prior to taking or suffering any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established, or such instructions may be given, by a certificate or instrument signed by the Chairman of the Board, the President or the Chief Executive Officer of the Company and delivered to the Warrant Agent. Such certificate or instrument may be relied upon by the Warrant Agent for any action taken or suffered in good faith by it under the provisions of this Agreement; provided, however, that in its discretion the Warrant Agent may in lieu thereof accept other evidence of such matter or may require such further or additional evidence as it may deem reasonable.

         Section 7.8 Liability of Warrant Agent. The Warrant Agent shall act hereunder solely as an agent for the Company and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall be liable hereunder for its own negligence, recklessness, willful misconduct or bad faith. The Warrant Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Warrant Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only. The Warrant Agent will not incur any liability or responsibility to the Company or to any holder of any Warrant Certificate for any action taken, or any failure to take action, in reliance on any notice, resolution, waiver, consent, order, certificate, or other paper, document or instrument reasonably believed by the Warrant Agent to be genuine and to have been signed, sent or presented by the proper party or parties. The Warrant Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof by the Company or in respect of the validity or execution of any Warrant Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Warrant Certificate; nor shall it be responsible for the making of any adjustment required under the provisions of Article IV hereof or responsible for the manner, method or amount of any such adjustment or the facts that would require any such adjustment; nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock or other securities to be issued pursuant to this Agreement or any Warrant Certificate or as to whether any shares of Common Stock or other securities will when issued be validly authorized and issued and fully paid and nonassessable.


         Section 7.9 Use of Attorneys, Agents and Employees. The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys, agents or employees.

         Section 7.10 Indemnification. The Company agrees to indemnify the Warrant Agent and save it harmless against any and all losses, expenses or liabilities, including judgments, costs and reasonable counsel fees arising out of or in connection with its agency under this Agreement, except as a result of the negligence, recklessness, willful misconduct or bad faith of the Warrant Agent.

         Section 7.11 Acceptance of Agency. The Warrant Agent hereby accepts the agency established by this Agreement and agrees to perform the same upon the terms and conditions herein set forth.

         Section 7.12 Instructions from the Company. The Warrant Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chairman of the Board, the President, the Chief Executive Officer any authorized Vice President, the Secretary or the Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer or officers.

         Section 7.13 Changes to Agreement. The Warrant Agent may without the consent or concurrence of any Holder, by supplemental agreement or otherwise, join with the Company in making any changes or corrections in this Agreement that the Company and the Warrant Agent shall have been advised by counsel to the Company (i) are required to cure any ambiguity or to correct any defective or inconsistent provision or clerical omission or mistake or manifest error herein contained, (ii) add to the covenants and agreements of the Company or the Warrant Agent in this Agreement, and such further covenants and agreements thereafter to be observed, or (iii) result in the surrender of any right or power reserved to or conferred upon the Company or the Warrant Agent in this Agreement, but which changes or corrects do not or will not adversely affect, alter or change the rights, privileges or immunities of the Holders of Warrant Certificates.

         Section 7.14 Assignment. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns.

         Section 7.15 Successor to Company. For so long as any Warrants are outstanding the Company will not merge or consolidate with or into any other corporation or sell or otherwise transfer its property, assets and business substantially as an entirety to a successor corporation, unless the corporation resulting from such merger, consolidation, sale or transfer (if not the Company) shall expressly assume, by supplemental agreement reasonably satisfactory in form and substance to the Warrant Agent and delivered to the Warrant Agent, the due and punctual performance and observance of each and every covenant and condition of this Agreement to be performed and observed by the Company.

         Section 7.16 Notices. Any notice or demand required by this Agreement to be given or made by the Warrant Agent or by the Holder to or on the Company shall be sufficiently given or made if sent by hand delivery, overnight mail or service, courier service or certified mail (return receipt requested) addressed (until another address is specified by notice given by the Company to the Warrant Agent) as follows:

                                    GEN TRAK, INC.
                                    5100 Campus Drive
                                    Plymouth Meeting, PA  19462-1123

                                    Attn: Arthur V. Boyce, Jr., President

                  with a copy to:

                                    Gary A. Miller, Esquire
                                    Connolly Epstein Chicco
                                      Foxman Oxholm & Ewing
                                    1515 Market Street, 9th Floor
                                    Philadelphia, PA  19102


Any notice or demand required by this Agreement to be given or made by the registered holder of any Warrant Certificate or by the Company to or on the Warrant Agent shall be sufficiently given or made if sent by hand delivery, overnight mail or service, courier service or certified mail (return receipt requested) postage prepaid, addressed (until another address is specified by notice given by the Warrant Agent to the Company), as follows:

                                    STOCKTRANS, INC.
                                    7 E. Lancaster Avenue
                                    Ardmore, Pennsylvania  19003

                                    Attn: Jonathan Miller, President

Any notice or demand required by this Agreement to be given or made by the Company or the Warrant Agent to or on the Holder of any Warrant Certificate shall be sufficiently given or made, whether or not such Holder receives the notice, if sent by hand delivery, overnight mail or service, courier service, or first-class or registered mail, postage prepaid, addressed to such Holder at his last address as shown on the books of the Company maintained by the Warrant Agent.

         Section 7.17 Defects in Notice. Subject to the provisions of Section
3.3 hereof with respect to notices of redemption, failure to file any certificate or notice or to mail any notice, or any defect in any certificate or notice pursuant to this Agreement shall not affect in any way the rights of any Holder or the legality or validity of any adjustment made pursuant to Article IV hereof, or any transaction giving rise to any such adjustment, or the legality or validity of any action taken or to be taken by the Company.

         Section 7.18 Governing Law. The validity, interpretation and performance of this Agreement, of such Warrant Certificate issued hereunder and of the respective terms and provisions hereof and thereof shall be governed by the law the Commonwealth of Pennsylvania.

         Section 7.19 Standing. Nothing in this Agreement expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the Company, the Warrant Agent, and the Holders any right, remedy or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise or agreement contained in this Agreement. This Agreement shall be for the sole and exclusive benefit of the Company and the Warrant Agent and their respective successors, and the Holders.

         Section 7.20 Headings. The descriptive headings of the articles and sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

         Section 7.21 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original; but such counterparts shall together constitute but one and the same instrument.

         Section 7.22 Conflict of Interest. Except as otherwise prohibited by law, the Warrant Agent and any shareholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrant Certificates or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though the Warrant Agent were not Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

         Section 7.23 Availability of the Agreement. The Warrant Agent shall keep copies of this Agreement available for inspection by Holders of Warrants during normal business hours at its Principal Office. Copies of this Agreement may be obtained upon written request addressed to:

                                    GEN TRAK, INC.
                                    5100 Campus Drive
                                    Plymouth Meeting, PA  19462-1123

                                    Attn:  Arthur V. Boyce, Jr., President

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the day and year first above written.

                                  GEN TRAK, INC.


                                   By:________________________________
                                        Arthur V. Boyce, Jr., President

[Corporate Seal]
Attest:

Title:
                                        STOCKTRANS, INC., as Warrant Agent

                                   By:________________________________
                                         Jonathan Miller, President
[Corporate Seal]
Attest:

Title: